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[AMERIGON LETTERHEAD]


December 3, 1996

Mr. Chris Modenbach
McDermott, Inc.
1450 Poydras St.
New Orleans, LA 70112


Dear Mr. Modenbach:

   RE: Sublease of the property located at 404 E. Huntington Drive,
         Monrovia, CA.

   Amerigon leases the property referred to above from Environmental Systems Group/Joy Manufacturing Company under a Standard Sublease agreement dated February 14, 1994 underwhich there is are options to renew the sublease in paragraph 17 of the addendum to the sublease.

   Notice is hereby given of our intention to exercise the option to renew and extend the sublease for the period February 14, 1996 to July 31, 1997, the end of the term of the master lease.

   If you have any questions, please call me at 818-932-2080.


Very truly yours,

/s/ R. John Hamman, Jr.

R. John Hamman, Jr.
Vice President Finance